CONSENT OF COUNSEL


     We consent to the reference to our Firm under the heading "Counel and Independent Accountants" in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of Tax Exempt Proceeds Fund, Inc. as filed with the Securities and Exchange Commission on or about October 17, 2003.


PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
October 17, 2003